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                                                                       EXHIBIT 5

                      [LETTERHEAD OF EDMUND A. HAMBURGER]


                                                          February 26, 1997

   Harmony Holdings, Inc.
   1990 Westwood Boulevard
   Suite 310
   Los Angeles, CA 90025

                           Re: Shares of Common Stock


   Dear Sirs:

            I have acted as your special counsel in connection with the registration under the Securities Act of 1933, as amended (the "Act"),of 89,678 shares of the Common Stock, par value $.01 per share (hereinafter referred to as Common Stock), heretofore issued by your corporation to the holders thereof named in the Registration Statement on Form S-1, Registration No. 333-2648, and amendments therto.

            The shares of Common Stock have been legally and validly issued, and are full paid and non-assessable.

            I hereby consent to the reference to my professional corporation in the Prospectus under "Legal Matters".

                                      Very truly yours,


                                      Edmund A.Hamburger